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                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 10, 2000 relating to the financial statements of Old Dominion Electric Cooperative, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP
Washington, DC
August 17, 2001